UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 17, 2019 (May 13, 2019)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027-2926
(Address of Principal Executive Offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.
The Company recently expanded its participation in the Texas Quality Incentive Payment Program (“QIPP”), as administered by the Texas Health and Human Services Commission. To allow four of the Company’s skilled nursing centers (“QIPP centers”) to meet the QIPP participation requirements, the Company entered into a transaction with a Texas medical district already participating in the QIPP, providing for the transfer of the provider license for the QIPP Centers and the sublease of the centers from the Company to the medical district. The subleases are for an initial term ending August 31, 2020 and automatically renew for additional one year terms thereafter unless either party provides written notice of non-renewal to the other. The Company’s operating subsidiary retained the management of the centers on behalf of the medical district.
In connection with this transaction, on May 13, 2019, the Company entered into a fifth amendment (the “Fifth Term Amendment”) to amend the Amended Mortgage Loan to release the operators of three of the QIPP centers in Texas from the Amended Mortgage Loan and a seventh amendment (the “Seventh Revolver Amendment”) to amend the Amended Revolver to remove the operators of all four of the QIPP centers in Texas from the Amended Revolver and to permanently reduce the amount available under the Amended Revolver by $2 million. At the same time, the operators of these four facilities entered into a separate revolving loan with the same syndicate of banks to provide for the temporary working capital requirements of the four QIPP centers. The affiliated revolver, which is guaranteed by the Company, has an initial capacity of $5 million, which amount is reduced by $1million on each of January 1, 2020, April 1, 2020 and July 1, 2020. The affiliated revolver has the same maturity date as the Amended Revolver and the Amended Mortgage Loan of February 26, 2021. The affiliated revolver is cross-defaulted with the Amended Revolver and the Amended Mortgage Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    May 17, 2019